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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported)     July 1, 2003
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                         American Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)




Nevada                             1-15663                          75-2847135
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(State or other jurisdiction     (Commission                     (IRS Employer
of Incorporation)                File Number)              Identification No.)




              1800 Valley View Lane, Suite 300, Dallas, Texas 75234
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(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code      469-522-4200
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          (Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         Effective June 30, 2003, that certain Advisory Agreement dated as of August 3, 2000, between American Realty Investors, Inc. ("ARI") and Basic Capital Management, Inc. ("BCM") was terminated by mutual agreement. BCM had served as ARI's advisor since August 3, 2000. BCM is a Nevada corporation in which Messrs. Mark W. Branigan (Executive Vice President - Residential), Louis
J. Corna (Executive Vice President - Tax) and Ronald E. Kimbrough (acting Principal Executive Officer, Executive Vice President and Chief Financial Officer) are executive officers.

         On July 1, 2003, ARI entered into an Advisory Agreement with Prime Asset Management, Inc., a Nevada corporation ("Prime"). The Advisory Agreement dated July 1, 2003 (the "Advisory Agreement") between ARI and Prime contains the same terms as the prior Advisory Agreement with BCM. A copy of the Advisory Agreement dated July 1, 2003 between ARI and Prime is attached hereto as an exhibit.

         The directors and principal officers of Prime are the same as the directors and officers of BCM. The Common Stock of Prime is owned 79% by Realty Advisors, Inc., a Nevada corporation ("RAI"), which in turn is owned by a trust established for the benefit of the children of Gene E. Phillips. The balance of 21% of the Common Stock of Prime is owned by Syntek West, Inc., a Nevada corporation ("SWI"), all of the issued and outstanding common stock of which is owned by Gene E. Phillips.

         The directors and principal officers of Prime are:

              Mickey N. Phillips      Director

              Ryan T. Phillips        Director

              Mark W. Branigan        Executive Vice President - Residential

              Louis J. Corna          Executive Vice President - Tax

              Ronald E. Kimbrough     Acting Principal Executive Officer,
                                      Executive Vice President and Chief
                                      Financial Officer

              Robert A. Waldman       Senior Vice President, Secretary and
                                      General Counsel

         On July 1, 2003, Richard W. Humphrey, a director since November 2001, resigned as a member of the Board of Directors. Mr. Humphrey is a real estate broker of Regis Realty I LLC and President of Unified Housing Foundation, a non-profit corporation. Mr. Humphrey has not furnished ARI with any letter describing any disagreement or requesting that any disclosure be made.

         Also on July 1, 2003, the remaining directors, Earl D. Cecil, Ted P. Stokley and Joseph Mizrachi increased the number of directors to five and elected Henry A. Butler and Martin L. White as directors of ARI to fill the vacancies




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created by the resignation of Richard W. Humphrey and the increase in the number of Board members. Henry A. Butler is a real estate broker specializing in major U.S. markets employed by BCM since 1992. Mr. Butler also serves as a director of Transcontinental Realty Investors, Inc. ("TCI") and served as a director of Income Opportunity Realty Investors, Inc. ("IOT") until his resignation on June 30, 2003.

         Martin L. White is a licensed California real estate broker and investment advisor. He is the Chief Executive Officer of Prime Consultants Group which specializes in business and residential commercial investments. Mr. White is the Regional Director of the Neighborhood Assistance Corporation of America and serves as a member of the Board of Directors of TCI and IOT. At the time of his election as a member of the Board of Directors of ARI, Mr. White was also appointed to serve as a member of the Audit Committee.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. The following documents are filed as exhibits to this report:


 Exhibit
Designation                            Description of Exhibit

   10.0 Advisory Agreement dated July 1, 2003 between American Realty Investors, Inc. and Prime Asset Management, Inc.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: July 8, 2003.                 AMERICAN REALTY INVESTORS, INC.


                                    By:      /s/ Robert A. Waldman
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                                             Robert A. Waldman, Senior Vice
                                             President, General Counsel and
                                             Secretary




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